Exhibit 99.1

NEWS RELEASE	CONTACT:	Lois Lee
loislee@invacare.com
440-329-6435

Invacare Provides COVID-19 Business Update

Elyria, OH, March 23, 2020 - (BUSINESS WIRE) - Invacare Corporation (“Invacare”)(NYSE:IVC) released today the following statement from Matt Monaghan, chairman, president and chief executive officer, regarding the impact of the novel COVID-19 on the company.

Business Update

“Invacare is uniquely positioned to be part of the solution combatting this global pandemic as we offer essential healthcare products for those impacted by this virus. Our long-term care beds enable patients to avoid being admitted to hospitals for treatment or to be transitioned out of hospitals and into other care settings, including their homes, to recover. And, our oxygen concentrators provide supplemental oxygen for respiratory care that is a critical part to COVID-19 therapy. These concentrators are effective in any care setting, and are an essential part of delivering care outside increasingly taxed hospital resources. The Invacare team is rising to the challenge of supporting people globally in this critical time.

Demand for these respiratory products and beds has increased dramatically worldwide. As of today, all of our global manufacturing facilities are operational as they have been deemed an Essential Business as defined by the U.S. Department of Homeland Security, or equivalent governmental agency in foreign jurisdictions. We are committed to doing all we can to increase production to meet demand and get those products into the hands of healthcare providers and ultimately patients. In order to accelerate production and distribution of products, we are working with local and federal agencies in seeking to expedite the process of securing the necessary materials, in addition to volunteering any assistance we can.

We realize the current business environment comes with increased responsibility to ensure care for our associates and the communities where we operate. In accordance with all local regulations, we have implemented responsible work practices for associates required to be present at our facilities, as well as those working remotely. I’d like to thank all of our associates for their dedication in ensuring an uninterrupted supply of essential healthcare products to improve patient outcomes.

While demand of our respiratory products and beds continues to spike, we have experienced a reduction in the momentum of our Mobility and Seating product line over the past few weeks. This has been caused by a shift in priorities of our institutional customers, as well as new restrictions on onsite commercial interactions at hospitals and long-term care facilities, all of which is reducing our sales force’s access to, and personal contacts with, our customers. We believe the underlying need for these products continues to exist as the end-user’s fundamental needs do not typically resolve. However, it may be some time before normal customer engagement and clinical fittings occur as clinical care areas focus on acute priorities related to this pandemic. We remain committed to continuing to grow our mobility product pipeline and launch new, innovative products that will help drive profitable growth over the long-term.”

Cost Management & Balance Sheet Update

“We are confident we have the right team and business model in place to be successful during this unprecedented challenge. Given the new operating environment, we are taking prudent actions to ensure we have appropriate resources allocated to those business units that are witnessing increased demand while taking steps to mitigate negative financial and operational impacts of COVID-19. These steps include identifying opportunities to manage our SG&A spend, such as deferring all non-essential investments, limiting capital expenditures to only critical projects, and re-allocating resources to those efforts which we believe will best advance our objectives.

Finally, we have taken steps to strengthen our balance sheet and preserve our liquidity position, including proactively drawing down approximately $22 million on our bank credit facility to provide financial flexibility. We expect our cash balances on hand, plus forecasted operating results, to provide sufficient liquidity to manage the business during this uncertainty.”

Q1 and FY 2020 Outlook Update

“As of March 20, 2020, we are pleased with our consolidated business performance to-date with first quarter results expected to be in-line with previous guidance, including flat year-over-year sales and free cash flow similar to 1Q19.

Looking ahead, given the uncertainty and variability of business operations in light of COVID-19, we are suspending our fiscal 2020 guidance that was provided on February 10, 2020. We will take opportunities to update our outlook as the year progresses and as circumstances evolve.”

About Invacare
Invacare Corporation is a leading manufacturer and distributor in its markets for medical equipment used in non-acute care settings. At its core, the company designs, manufactures and distributes medical devices that help people to move, breathe, rest and perform essential hygiene. The company provides clinically complex medical device solutions for congenital (e.g., cerebral palsy, muscular dystrophy, spina bifida), acquired (e.g., stroke, spinal cord injury, traumatic brain injury, post-acute recovery, pressure ulcers) and degenerative (e.g., ALS, multiple sclerosis, chronic obstructive pulmonary disease (COPD), elderly, bariatric) ailments. The company's products are important parts of care for people with a wide range of challenges, from those who are active and involved in work or school each day and may need additional mobility or respiratory support, to those who are cared for in residential care settings, at home and in rehabilitation centers. The company sells its products principally to home medical equipment providers with retail and e-commerce channels, residential care operators, distributors and government health services in North America, Europe and Asia/Pacific. For more information about the company and its products, visit Invacare's website at www.invacare.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that describe future outcomes or expectations that are usually identified by words such as “will,” “should,” “could,” “plan,” “intend,” “expect,” “continue,” “forecast,” “believe,” and “anticipate” and include, for example, statements related to the expected effects on the company’s business of the COVID-19 pandemic; sales and free cash flow trends; the impact of contingency plans and SG&A and investment reductions; the company’s liquidity and working capital expectations; the company’s future financial results; and similar statements. Actual results may differ materially as a result of various risks and uncertainties, including the duration and scope of the COVID-19 pandemic and impact on the demand for the company’s products; the ability of the company to obtain needed raw materials and components from its suppliers; actions governments, businesses and individuals take in response to the pandemic, including mandatory business closures and restrictions on onsite commercial interactions; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps the company takes to reduce operating costs; the inability of Invacare to sustain profitable sales growth, achieve anticipated improvements in segment operating performance, convert high inventory levels to cash or reduce its costs to maintain competitive prices for its products; lack of market acceptance of Invacare's new product innovations; circumstances or developments that may make Invacare unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives, in particular the key elements of its enhanced transformation and growth plan such as its new product introductions, additional investments in sales force and demonstration equipment, plant consolidations in France and Germany, supply chain actions and global information technology outsourcing and ERP implementation activities; possible adverse effects on Invacare’s liquidity, including Invacare's ability to address future debt maturities, that may result from delays in the implementation of, any failure to realize benefits from, its current and planned business initiatives; adverse changes in government and third-party payor reimbursement levels and practices in the U.S.; adverse impacts of new tariffs or increases in commodity prices or freight costs; regulatory proceedings or Invacare's failure to comply with regulatory requirements or receive regulatory clearance or approval for Invacare's products or operations; adverse effects of regulatory or governmental inspections of Invacare facilities at any time and governmental investigations or enforcement actions; exchange rate fluctuations; and those other risks and uncertainties expressed in the cautionary statements and risk factors in Invacare’s annual report on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission. Invacare may not be able to predict and may have little or no control over many factors or events that may influence its future results and, except as required by law, shall have no obligation to update any forward-looking statements.